UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 8, 2004, New Century Mortgage Corporation (“New Century Mortgage”), a wholly-owned subsidiary of New Century Financial Corporation, NC Capital Corporation (“NC Capital”), a wholly-owned subsidiary of New Century Mortgage, NC Residual II Corporation, a wholly-owned subsidiary of NC Capital, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc. entered into Amendment No. 6 and Agreement (the “Amendment”), to the Second Amended and Restated Master Loan and Security Agreement, dated as of January 30, 2004 (the “Existing Loan Agreement”). The Amendment modifies the Existing Loan Agreement to provide for a temporary increase in the amount of maximum credit available under the Existing Loan Agreement from $2.0 billion to $3.0 billion until September 30, 2004. The Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01. EXHIBITS

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 6 and Agreement to the Second Amended and Restated Master Loan and Security Agreement, dated as of September 8, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

September 9, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 6 and Agreement to the Second Amended and Restated Master Loan and Security Agreement, dated as of September 8, 2004, by and among New Century Mortgage Corporation, NC Capital Corporation, NC Residual II Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.